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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-76073 of Applied Graphics Technologies, Inc. on Form S-8 of our report dated February 27, 2001, appearing in this Annual Report on Form 10-K of Applied Graphics Technologies, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
New York, New York
March 19, 2001